SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2006

VITESSE SEMICONDUCTOR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19654		77-0138160
(Commission File Number)		(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 388-3700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Vitesse Semiconductor Corporation (“Vitesse” or the “Company”) announced today that on April 17, 2006, Louis R. Tomasetta, the Company’s Chief Executive Officer, Eugene F. Hovanec, the Company’s Executive Vice President and Yatin Mody, the Company’s Chief Financial Officer were placed on administrative leave.

Vitesse further announced today that on April 17, 2006, its Board of Directors appointed Chris Gardner as Acting President and Chief Executive Officer. Mr. Gardner joined Vitesse in 1986. He served as Vice President and Chief Operating Officer from November 2000 to June 2002. Since June 2002, Mr. Gardner has served as Vice President and General Manager of the Network Products Division. Mr. Gardner received his B.S.E.E. from Cornell University and his M.S.E.E. from the University of California at Berkeley.

Item 8.01. Other Events

The Company’s Board of Directors has appointed a Special Committee of independent directors to conduct an internal investigation relating to past stock option grants, the timing of such grants and related accounting and documentation. The Special Committee is being assisted by independent outside legal counsel. Although the Company is unable to determine at this time whether it will need to restate its financial results for prior periods, this investigation could cause the Company to undertake such a restatement.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated April 18, 2006

This exhibit is furnished with this Current Report on Form 8–K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2006	VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ Christopher Gardner

	Name:	Acting President and Chief Executive Officer